UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 26, 2010
(Date of earliest event reported)

LECTEC CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0–16159

_____________________________________

Minnesota	41–1301878
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1407 South Kings Highway, Texarkana, Texas 75501
(Address of principal executive offices, including zip code)

(903) 832–0993
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐  Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2010, LecTec Corporation (the “Company”) announced that Judd A. Berlin is stepping down as the Company’s Chief Executive Officer and Chief Financial Officer, effective June 1, 2010.  Mr. Berlin is continuing as Chairman of the Company’s Board of Directors and has been engaged as an advisor to the Company to evaluate business opportunities in Asia and to further support the Company’s efforts regarding the development of its intellectual property portfolio and protection thereof.  Mr. Berlin’s advisory services agreement with the Company (the “Advisory Services Agreement”) entitles him to: (a) compensation of $11,000 per month; (b) reimbursement for reasonable travel and other business expenses; and (c) reimbursement in the amount of $30,000 if, during any calendar year, his service to the Company requires him to be physically present in the United States for more than 30 days within such year and consequently he is required to forfeit the benefit of the Foreign Earned Income Exclusion under the U.S. Internal Revenue Code of 1986.

The Advisory Services Agreement and the rights and obligations of the Company and Mr. Berlin thereunder will terminate immediately upon the occurrence of any of the following events: (a) Mr. Berlin’s death; (B) Mr. Berlin becomes physically or mentally disabled such that he is unable to adequately perform the services under the Advisory Services Agreement for a continuous period of thirty (30) days; (C) Mr. Berlin is convicted of any crime (excluding traffic violations or other minor offenses), or engages in any activity that constitutes a material violation of normal standards of business ethics; (d) Mr. Berlin willfully refuses to comply with or implement reasonable policies established by the Company; (e) either party is in breach of the Advisory Services Agreement and has failed to cure such breach within fifteen (15) days of the receipt of written notice of breach from the non–breaching party; or (f) for any reason by either party upon thirty (30) days’ written notice to the other party.  If the Advisory Services Agreement is terminated by Mr. Berlin pursuant to item (e) above or by the Company pursuant to item (f) above, and Mr. Berlin thereafter provides services to the Company, including, without limitation, attending, testifying at or otherwise assisting the Company at any trial in the Company’s medicated patch patent infringement litigation, then Mr. Berlin will be compensated for such services at the rate of $250 per hour, subject to maximums of $3,000 per day and $10,000 per week.  The foregoing description of the Advisory Services Agreement is qualified in its entirety by reference to the Advisory Services Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8–K and is incorporated herein by reference.

On May 26, 2010, the Company’s Board of Directors determined that, as of June 1, 2010, Gregory G. Freitag will begin serving as the Company’s Chief Executive Officer and Chief Financial Officer on an “at will” basis and will become a member of the Company’s Board of Directors.  In connection with his appointment as the Company’s Chief Executive Officer and Chief Financial Officer, Mr. Freitag will be: (1) paid an annual base salary of $150,000, but will not be paid any additional compensation for serving as a member of the Company’s Board of Directors; (b) reimbursed for reasonable travel and other business–related expenses incurred by Mr. Freitag in the ordinary course of performing his duties as the Company’s Chief Executive Officer and Chief Financial Officer; and (c) granted an option (the “Option”) to purchase 125,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price of $3.50 per share, which is equal to the May 26, 2010 closing price of the Common Stock, pursuant to the terms and conditions set forth in a Non–Plan Non–Qualified Stock Option Agreement (the “Option Agreement”).  The Option becomes exercisable in five equal installments on September 3, 2010, December 2, 2010, March 2, 2011, May 31, 2011 and August 29, 2011.  If, however, there is a Change in Control (as defined in the Option Agreement) of the Company and Mr. Freitag’s employment by the Company is terminated within 15 months following such Change in Control for any reason other than (i) Mr. Freitag’s death, (ii) by the Company for Cause (as defined in the Option Agreement) or (iii) by Mr. Freitag other than for Good Reason (as defined in the Option Agreement), the entire Option will vest and become immediately exercisable.  The foregoing description of the Option Agreement is qualified in its entirety by reference to the Option Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8–K and is incorporated herein by reference.

Mr. Freitag, 48, has worked for FreiMc, LLC, a consulting and advisory firm founded by Mr. Freitag, which provides strategic guidance and business development advisory services, from May 2009 to the present.  Mr. Freitag also founded and currently works for EmployRx. Inc., a business which provides services to self–insured employers relating to prescription drug benefits.  Prior to founding FreiMc, LLC and EmployRx, Inc., Mr. Freitag was the Director of Business Development at Pfizer Health Solutions, a former subsidiary of Pfizer, Inc., from January 2006 to May 2009.  From July 2005 to January 2006, Mr. Freitag worked for Guidant Corporation in their business development group.  Prior to joining Guidant Corporation, Mr. Freitag was the chief executive officer of HTS Biosystems, a biotechnology tools start–up company, from March 2000 until its sale in early 2005.  Mr. Freitag was the chief operating officer, chief financial officer and general counsel of Quantech, Ltd., a public point of care diagnostic company, from December 1995 to March 2000.  Prior to that time, Mr. Freitag practiced corporate law in Minneapolis, Minnesota.  Mr. Freitag has a J.D. and is a certified public accountant.  The Company believes that Mr. Freitag’s experience in senior leadership at life science companies, both large and small, and his significant experience in business operations and business transactions, which includes experience in collaborations, finance, licensing, co–development, supply arrangements, mergers and acquisition and business formation, makes Mr. Freitag well suited to serve as the Company’s chief executive officer and chief financial officer and as a member of the Company’s Board of Directors.

There are no other arrangements or understandings between Mr. Freitag and any other persons pursuant to which Mr. Freitag was selected as a director.  Other than owning an option to purchase shares of Common Stock, Mr. Freitag does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party in which the amount involved exceeds $120,000, nor has Mr. Freitag had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year.  Mr. Freitag has no family relationships with any member of the Company’s Board of Directors or any other executive officer of the Company.

Item 8.01.  Other Events.

In July 2008, the Company filed a complaint for patent infringement against Chattem, Inc. (“Chattem”) and four other defendants in the U.S. District Court for the Eastern District of Texas.  On May 20, 2010, the U.S. District Court issued Orders in regard to such patent infringement litigation against Chattem.  The first Order was based on the Company’s motion to strike an exhibit from Chattem’s Opposition Brief, in which Order the motion to strike was granted by the U.S. District Court.  A second Order denied Chattem’s motion request for leave to file for summary judgment as to non–infringement, but granted the request for leave to file for summary judgment as to invalidity of patents.  The U.S. District Court also issued its Markman ruling interpreting certain terms of the Company’s patents.

A press release published by the Company on May 26, 2010 announcing the events described in Item 5.02 and this Item 8.01 is filed with this Current Report on Form 8–K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)             Exhibits.

10.1	Advisory Services Agreement between LecTec Corporation and Judd A. Berlin

10.2	Non–Plan Non–Qualified Stock Option Agreement between LecTec Corporation and Gregory G. Freitag

99.1	LecTec Corporation Press Release, dated May 26, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECTEC CORPORATION
By:	/s/ Gregory G. Freitag
Gregory G. Freitag Chief Executive Officer and Chief Financial Officer

Date: June 2, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Advisory Services Agreement between LecTec Corporation and Judd A. Berlin
10.2	Non–Plan Non–Qualified Stock Option Agreement between LecTec Corporation and Gregory G. Freitag
99.1	LecTec Corporation Press Release, dated May 26, 2010.